UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549



                                    FORM 8-K



                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported)   May 30, 1996



                          K-III Communications Corporation
- ------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



      Delaware                    1-11106             13-3647573
- ------------------------------------------------------------------------
(State of Incorporation)        (Commission        (I.R.S. Employer
                                File Number)       Identification No.)



   745 Fifth Avenue, New York, New York                 10151
- ------------------------------------------------------------------------
(Address of principal executive offices)              (Zip Code)



  Registrant's telephone number, including area code  (212) 745-0100
- -----------------------------------------------------------------------

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     (a) On May 30, 1996, K-III Acquisition Corp. ("Acquiror Sub"), a Texas corporation and a wholly-owned subsidiary of K-III Prime Corporation, a Delaware corporation and a wholly-owned subsidiary of K-III Communications Corporation, a Delaware corporation (the "Company"), acquired 19,363,464 shares of Westcott Communications, Inc. ("Westcott"), which represented approximately 97.9% of the outstanding shares, for a cash price of $21.50 per share pursuant to tender offer (the "Offer") commenced on April 26, 1996.

     Westcott's business is the delivery of workplace training and education utilizing various multimedia technologies. Westcott provides training, news, and information to professionals and students in the corporate and professional, automotive, banking, government and public service, education, health care, and interactive distance training markets.

     On May 31, 1996, the Company completed the merger (the "Merger") of Acquiror Sub with Westcott. Upon consummation of the Merger, Westcott became a wholly-owned subsidiary of the Company and the shareholders of Westcott who did not tender their shares became entitled to receive $21.50 per share.

     The aggregate amount paid, and to be paid, to acquire all of the Westcott shares at $21.50 per share pursuant to the Offer and the Merger and to pay related fees and expenses is approximately $445 million. The funds required for the acquisition were provided by the Company's revolving credit facility with The Chase Manhattan Bank, N.A., as agent, and certain other lending institutions.

     In connection with the Merger, three directors of the Company became the three directors of Westcott. In addition, on June 6, 1996, certain officers of Westcott were removed and certain employees of the Company were elected to serve as officers of Westcott.

     (b) Certain of the assets of Westcott constitute plant, equipment, and other physical property utilized in the business of Westcott as previously described, and the Company intends to continue such use.



ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS


     (a)  Financial Statements of the business acquired.
          ----------------------------------------------

          1. Unaudited Condensed Consolidated Balance Sheet of Westcott at March 31, 1996 and the Unaudited Condensed Consolidated Statements of Income and

Cash Flows for the three months ended March 31, 1995 and 1996 and the Unaudited Condensed Consolidated Statement of Shareholders' Equity for the three months ended March 31, 1996 are attached as pages 4 through 11.

          2. Audited Consolidated Balance Sheets of Westcott at December 31, 1994 and 1995 and the Audited Consolidated Statements of Operations, Shareholders' Equity and Cash Flows for the years ended December 31, 1994 and 1995 and Report of Independent Auditors are attached as pages 12 through 29.


     (b)  Pro forma financial information.
          --------------------------------

          1. An introduction to the pro forma financial statements is attached as page 30.

          2. An Unaudited Pro Forma Statement of Consolidated Operations for the three months ended March 31, 1996 and the year ended December 31, 1995 and an Unaudited Pro Forma Balance Sheet at March 31, 1996, along with a description of all pro forma adjustments, are attached as pages 31 through 35.

     (c)  Exhibits.
          ---------


          (2) Agreement and Plan of Merger, dated as of April 22, 1996, by and among the Company, K-III Prime Corporation, Acquiror Sub and Westcott (incorporated by reference to Exhibit 10 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996).

          (23) Consent of Ernst & Young LLP.

                      WESTCOTT COMMUNICATIONS, INC.

                 CONDENSED CONSOLIDATED BALANCE SHEET

                               ASSETS
                             (Unaudited)

                                                   March 31,
                                                     1996
                                                  ___________
Current assets:
  Cash and cash equivalents. . . . . . . . .     $ 17,207,550
  Accounts receivable (net of allowance for
    doubtful accounts of $798,000
    at March 31, 1996) . . . . . . . . . . .       23,277,296
  Program inventory. . . . . . . . . . . . .        7,769,197
  Prepaid commissions. . . . . . . . . . . .        3,238,960
  Other current assets . . . . . . . . . . .        4,873,145
                                                  ___________
    Total current assets . . . . . . . . . .       56,366,148


Property and equipment, at cost:
  Downlink equipment . . . . . . . . . . . .       34,506,909
  Studio equipment . . . . . . . . . . . . .       11,755,304
  Office furniture and equipment . . . . . .       14,856,915
  Leasehold improvements . . . . . . . . . .        2,638,994
                                                  ___________
                                                   63,758,122
  Accumulated depreciation
    and amortization . . . . . . . . . . . .      (31,709,002)
                                                  ___________
                                                   32,049,120

Other assets:
  Equipment inventory. . . . . . . . . . . .        2,168,335
  Program inventory. . . . . . . . . . . . .       12,453,117
  Goodwill (net of accumulated amortization
    of $5,223,000 at March 31, 1996) . . . .       20,068,619

   Other intangibles (net of accumulated
    amortization of $4,492,000 at
    March 31, 1996) . . . . . . . . . . . . .       2,919,501
  Other assets. . . . . . . . . . . . . . . .       3,379,694
                                                  ___________
                                                 $129,404,534
                                                 ____________
                                                 ____________



                                                                               5

                      WESTCOTT COMMUNICATIONS, INC.

           CONDENSED CONSOLIDATED BALANCE SHEET - (Continued)

                   LIABILITIES AND SHAREHOLDERS' EQUITY
                            (Unaudited)
                                                   March 31,
                                                     1996
                                                  ___________
Current liabilities:
  Accounts payable. . . . . . . . . . . . . .    $  1,461,972
  Income taxes payable. . . . . . . . . . . .       1,901,549
  Accrued liabilities . . . . . . . . . . . .       4,932,008
  Deferred income taxes . . . . . . . . . . .       1,426,465
  Unearned revenue. . . . . . . . . . . . . .      11,527,450
  Current portion of long-term obligations. .          10,000
                                                  ___________
      Total current liabilities . . . . . . .      21,259,444

Long-term obligations . . . . . . . . . . . .          14,298

Deferred income taxes . . . . . . . . . . . .       2,825,260

Minority interest liability . . . . . . . . .         266,082

Shareholders' equity:
  Common stock, $.01 par value; 29,000,000
    shares authorized; 19,816,325 shares
    outstanding at March 31, 1996 . . . . . .         198,163
  Additional paid-in capital. . . . . . . . .      74,088,536
  Retained earnings . . . . . . . . . . . . .      30,908,895
  Less treasury shares at cost; 45,920 shares        (156,144)
                                                  ___________
      Total shareholders' equity. . . . . . .     105,039,450
                                                  ___________
                                                 $129,404,534
                                                  ===========


                       See accompanying notes.

                                                                               6
                             WESTCOTT COMMUNICATIONS, INC.

               CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                               (Unaudited)

                                                    Three Months Ended
                                                         March 31,
                                                ____________________________
                                                   1995            1996
                                                ___________     ____________
Revenues . . . . . . . . . . . . . . . . . .   $ 24,634,153    $ 24,911,915
Cost of revenues:
   Programming and production. . . . . . . .      4,955,384       5,947,618
   Delivery and transmission . . . . . . . .      3,369,820       3,147,890
   Sales and marketing . . . . . . . . . . .      4,769,087       5,733,872
   General and administrative. . . . . . . .      2,442,380       2,082,026
   Depreciation and amortization . . . . . .      2,904,453       3,006,563
                                                ___________     ___________
     Total . . . . . . . . . . . . . . . . .     18,441,124      19,917,969

Income from operations . . . . . . . . . . .      6,193,029       4,993,946
Interest expense . . . . . . . . . . . . . .        (31,409)        (22,619)
Interest income. . . . . . . . . . . . . . .        102,346         195,222
Other income (expense) . . . . . . . . . . .        (19,305)        614,040
                                                ___________     ___________

Income before income taxes . . . . . . . . .      6,244,661       5,780,589
Provision for income taxes . . . . . . . . .      2,435,418       2,312,236
                                                ___________     ___________

Net income available to common shareholders.   $  3,809,243    $  3,468,353
                                                ___________     ___________
                                                ___________     ___________

Earnings per common share (Note 2) . . . . .   $        .20    $        .18
                                                ___________     ___________
                                                ___________     ___________

Weighted average common and common equivalent
  shares outstanding . . . . . . . . . . . .     19,530,490      19,760,225
                                                ___________     ___________
                                                ___________     ___________

                         See accompanying notes.

                                                                               7

                        WESTCOTT COMMUNICATIONS, INC.

         CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                  For the three months ended March 31, 1996
                                 (Unaudited)

                                            Common Stock        Additional
                                        ______________________    paid-in
                                          Shares       Amount     capital
                                        ___________   _________   __________
Balance at December 31, 1995 . . . .     19,799,720  $  197,997  $73,923,710

Issuance of Common Stock under
    Employee Stock Purchase Plan . .          5,105          51       65,038

Issuance of Common Stock under
    Employee Stock Option Plan and
    Non-Employee Stock Option Plan,
    including federal income tax
    benefit (Note 1) . . . . . . . .         11,500         115      99,788


Net Income . . . . . . . . . . . . .           -           -           -
                                        ___________   _________   __________

Balance at March 31, 1996. . . . . .     19,816,325  $  198,163  $74,088,536
                                        ___________   _________   __________
                                        ___________   _________   __________

                         WESTCOTT COMMUNICATIONS, INC.

         CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                  For the three months ended March 31, 1996
                                 (Unaudited)
                                 (CONTINUED)
                                                 Retained      Treasury
                                                 earnings      shares
                                                ___________    ________
Balance at December 31, 1995. . . . . . . . .  $ 27,440,542   $(156,144)

Issuance of Common Stock under
    Employee Stock Purchase Plan. . . . . . .         -            -

Issuance of Common Stock under
    Employee Stock Option Plan and
    Non-Employee Stock Option Plan,
    including federal income tax
    benefit (Note 1) . . . . . . . . . . . .           -            -

Net Income . . . . . . . . . . . . . . . . .      3,468,353         -
                                                ___________    ________

Balance at March 31, 1996. . . . . . . . . .   $ 30,908,895   $(156,144)
                                                ___________    ________
                                                ___________    ________


                           See accompanying notes.

                                                                               8

                         WESTCOTT COMMUNICATIONS, INC.
               CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (Unaudited)
                                                 Three Months ended March 31,
                                                 ___________________________
                                                    1995            1996
                                                 ___________     ____________
Operating activities:
  Net income. . . . . . . . . . . . . . . .     $  3,809,243    $  3,468,353
Adjustments to reconcile net income to net
    cash provided by operating activities:
     Depreciation and amortization . . . .         2,904,453       3,006,563
     (Gain) Loss on sale of property
        and equipment . . . .. . . . . . .            26,294          (2,040)
     (Gain) on marketable equity securities             -           (612,000)
     Changes in operating assets and liabilities:
       Accounts receivable . . . . . . . .         2,092,973        (228,654)
       Other current assets and prepaid
         commissions . . . . . . . . . . .           207,760        (634,459)
       Accounts payable and accrued liabilities   (1,251,030)       (177,707)
       Income taxes payable. . . . . . . .         1,534,422       1,846,636
       Unearned revenue. . . . . . . . . .        (3,549,719)       (896,161)
                                                 ___________     ___________
       Net cash provided by
         operating activities. . . . . . .         5,774,396       5,770,531

Investing activities:
   Net decrease in investments . . . . . .           625,778            -
   Additions to property and equipment . .          (773,656)     (1,373,485)
   Net increase in other assets. . . . . .          (589,267)       (734,494)
   Net additions to program inventory. . .          (946,969)       (904,426)
   Net additions to interest in partnership           15,466          19,487
   Proceeds from sale of assets. . . . . .            17,412           2,040
   Purchase business combinations, net of
     cash acquired (Note 3). . . . . . . .        (1,478,548)           -
                                                 ___________    ____________
        Net cash used in
          investing activities . . . . . .        (3,129,784)     (2,990,878)

Financing activities:
   Payments on short-term debt
     and capital leases. . . . . . . . . .          (255,024)           -
   Payments on long-term debt. . . . . . .          (191,802)         (4,303)
   Proceeds from issuance of stock, net. .            86,835          65,089
   Proceeds from exercise of stock options           240,687          99,903
                                                 ___________     ___________
        Net cash provided by (used in)
          financing activities . . . . . .          (119,304)        160,689

Net increase in cash and cash equivalents.         2,525,308       2,940,342
Cash and cash equivalents
   at beginning of period. . . . . . . . .         5,815,118      14,267,208
                                                 ___________     ___________
Cash and cash equivalents at end of period      $  8,340,426    $ 17,207,550
                                                 ___________     ___________
                                                 ___________     ___________

Supplemental disclosures of cash flow information
   Cash paid during the period:
      Interest . . . . . . . . . . . . . .      $     31,409    $     22,619
      Income taxes . . . . . . . . . . . .      $    797,723    $    440,480

                         See accompanying notes.

                                                                               9
                       WESTCOTT COMMUNICATIONS, INC.

          Notes to Condensed Consolidated Financial Statements
                              (Unaudited)


1. Basis of Presentation. The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and therefore do not include all information and footnotes necessary for fair presentation of financial position, results of operations, and cash flows in conformity with generally accepted accounting principles. Management believes all adjustments necessary for a fair presentation of the results of the interim period have been made and are of a normal recurring nature.

     In presenting the accompanying unaudited condensed consolidated financial statements, certain amounts have been reclassified. These individual reclassifications have not been disclosed as the impact on the Company's financial statements is not material.

     During the first three months of 1996, the Company recognized a federal income tax benefit of approximately $28,000 resulting from the exercise of employee stock options. Under generally accepted accounting principles, this federal income tax benefit is recognized as a deferred tax asset and added to additional paid-in-capital in the period of the tax deduction.

     These unaudited condensed consolidated financial statements and the notes thereto should be read in conjunction with the Company's most recent audited financial statements included in its Annual Report on Form 10-K.

2. Earnings per share. Earnings per share are computed based on weighted average common shares outstanding.

3. Acquisitions. Effective March 1, 1995, the Company acquired all of the outstanding stock of Lockert Jackson & Associates, Inc. ("Lockert Jackson") in exchange for a cash payment of $1,500,000 and the assumption of approximately $2,075,000 of liabilities. In addition, the Company made a one-time payment of $500,000 in return for five-year non-competition agreements, and will pay approximately $318,000 of additional purchase price over the next three years. Lockert Jackson is nationally recognized as a producer and distributor of "Emergency Medical Update" and "Safety Watch", subscription based emergency medical and safety video training products. This acquisition was accounted for as a purchase, and accordingly, the net assets and results of operations of Lockert Jackson are included in the Company's consolidated financial statements commencing March 1, 1995.

     Effective August 1, 1995, the Company acquired certain assets of Capital Training Company ("CTC") in exchange for a cash payment of $1,380,000 and the assumption of approximately $218,000 of liabilities. In addition, the Company will pay approximately $250,000 of additional purchase price over the next two years. CTC produces and distributes videotape training products for the financial services industry. This acquisition was accounted for as a purchase, and accordingly, the net assets and results of operations of CTC are included in the Company's consolidated financial statements commencing
August 1, 1995.

4. Long-term Obligations. Effective June 28, 1993, the Company entered into a two-year revolving credit facility with its bank pursuant to which it may borrow up to $18,000,000. After the revolver term expires, outstanding amounts under this facility would be convertible into a four-year term loan. Effective June 28, 1995, this credit facility was extended for one year to June 28, 1996. The facility provides a sublimit of $1,000,000 for standby letters of credit. A commitment fee of one-half of 1% of the unused credit line and an interest rate of prime, or if lower, an alternate CD rate plus 1 1/2% will be charged.

                    WESTCOTT COMMUNICATIONS, INC.

       Notes to Condensed Consolidated Financial Statements -
                           (Continued)
                           (Unaudited)



     The credit facility contains various restrictive covenants which, among other things, limit the payment of dividends and require the Company to maintain certain financial and tangible net worth ratios. The facility is secured by studio equipment, downlink equipment, other equipment and fixtures, subsidiary stock and accounts receivable. At March 31, 1996, there were no amounts borrowed under this facility.

5.  Subsequent Events.   On April 22, 1996, the Company announced that the
Company, K-III Acquisition Corp. (the "Purchaser"), a Texas corporation, K-III Prime Corporation ("K-III Prime"), a Delaware corporation, and K-III Communications Corporation (the "Parent"), a Delaware corporation, entered into an agreement and Plan of Merger (the "Merger Agreement"), pursuant to which the Purchaser will commence a tender offer (the "Offer") for all of the outstanding Common Stock of the Company for $21.50 per share (the "Per Share Amount") in cash. The Offer will commence no later than April 26, 1996 and will be conditioned on there being validly tendered that number of shares that, when added to the shares already owned by the Parent and its direct and indirect subsidiaries, constitutes a majority of the then Outstanding Shares on a Fully Diluted Basis (as defined in the Merger Agreement) as well as other customary conditions, including regulatory approvals. The Offer will be followed by a merger of the Purchaser with and into the Company upon the approval and adoption of the Merger Agreement by the affirmative vote of the shareholders of the Company to the extent required by Texas law. In the Merger, each share of Common Stock not owned by the Purchaser or its affiliates or by any dissenting shareholders will be automatically converted into the right to receive the Per Share Amount in cash.

     Immediately prior to the execution of the Merger Agreement, the Company executed an amendment (the "Amendment") to that certain Rights Agreement dated January 9, 1996 by and between the Company and KeyCorp Shareholder Services Inc. (the "Rights Agreement"). The Amendment provides that neither the execution or delivery of the Merger Agreement or the making of the Offer, in each case in accordance with the Merger Agreement, shall cause (i) Parent, K-III Prime or the Purchaser or any of their Affiliates (as defined in the Rights Agreement) or Associates (as defined in the Rights Agreement) to be an Acquiring Person (as defined in the Rights Agreement), (ii) a Stock Acquisition Date (as defined in the Rights Agreement) to occur, or (iii) a Distribution Date (as defined in the Rights Agreement) to occur in accordance with the terms of the Rights Agreement. None of the acceptance for payment or payment for shares of Common Stock by the Purchaser pursuant to the Offer, in each case in accordance with the Merger Agreement, shall cause (i) Parent, K-III Prime or the Purchaser or any of their affiliates or associates to be an Acquiring Person, (ii) a Stock Acquisition Date to occur, or (iii) a Distribution Date to occur in accordance with the terms of the Rights Agreement; provided, that if, prior to the time that the Rights have expired, the Merger Agreement is terminated pursuant to its terms, then the provisions of the Amendment terminate. The Amendment also provides that the Final Expiration Date (as defined in the Rights Agreement) shall occur no later than immediately prior to the purchase of the shares pursuant to the Offer.

     On May 30, 1996, the Purchaser acquired 19,363,464 shares of the Company, which represented approximately 97.9% of the outstanding shares, for a cash price of $21.50 per share pursuant to the Offer commenced on April 26, 1996.

     On May 31, 1996, the Company completed the merger (the "Merger") with the Purchaser. Upon consummation of the Merger, Westcott became a wholly-owned subsidiary of K-III Communications Corporation and the shareholders of Westcott who did not tender their shares became entitled to receive $21.50 per share.

     The following table contains information about products and services offered by the Company.

              Current
Markets       Offerings       Description                              Medium
_______       _________       ________________                         ______
Government &  LETN            Law Enforcement Television Network       S/V/W
Public        FETN            Fire & Emergency Television Network       S/V
Services      American Heat   American Heat                              V
              Pulse           Pulse                                      V
              EMU             Emergency Medical Update                   V
              GSTN            Government Services Television Network     V

Automotive    ASTN            Automotive Satellite Television Network    S
              Detroit (WCMI)  Custom Programming                        N/A
Health Care   HSTN            Health & Sciences Television Network       S
              AHA             American Hospital Association              T
              WHTG            Westcott Healthcare Teleconference Group   T
              JCSN            Joint Commission Satellite Network         T
              PSYCHNET        Sponsored Programming                      T
              LTCN            Long Term Care Network                     S
              IMN             Custom Programming                        N/A
              FMTN            Family Medical Television Network          T

Corporate &   The CPA Report  The CPA Report                             V
Professional  PSTN            Professional Security Television Network   V
              AFTN            Accounting & Financial Television Network  V
              ITS             Industrial Training Systems               V/C
              Tel-A-Train     Tel-A-Train                               V/C
              ETC             Excellence in Training                     V
              Safety Watch    Safety Watch                               V
              ATSN            Accounting Television Satellite Network   I/S
              IDTN            Electronic Classroom                      I/S
              EXEN            Executive Education Network               I/S

Financial     BTCC            Bankers Training & Consulting Company     V/C
  Services

Educational   TI-IN           K-12 Education                            I/S

                      Legend:        S = Private Satellite
                                     V = Videotape
                                     T = Teleconferencing
                                     C = Computer Based Training
                                     W = Workstation
                                     I = Interactive Multimedia
                                   N/A = Not Applicable

             REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



To the Shareholders
WESTCOTT COMMUNICATIONS, INC.

We have audited the accompanying consolidated balance sheets of Westcott Communications, Inc. as of December 31, 1995 and 1994, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Westcott Communications, Inc. at December 31, 1995 and 1994, and the consolidated results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                         ERNST & YOUNG LLP

Dallas, Texas
February 16, 1996

                                                                                                                          13
                                                                  WESTCOTT COMMUNICATIONS, INC.

                                                                CONSOLIDATED STATEMENTS OF OPERATIONS
                                                             Years ended December 31, 1994 and 1995

                                                                           1994                  1995
                                                                         ------------         ------------

Revenues  . . . . . . . . . . . . . . . . . . . . . . . . .              $89,705,526          $97,799,007
Cost of revenues:
             Programming and production   . . . . . . . . .               18,114,266           20,195,087
             Delivery and transmission    . . . . . . . . .               10,700,851           13,103,291
             Sales and marketing  . . . . . . . . . . . . .               21,125,727           19,548,245
             General and administrative   . . . . . . . . .               10,455,921            9,241,298
             Depreciation and amortization  . . . . . . . .               10,095,601           11,984,044
                                                                         ------------         ------------
               Total  . . . . . . . . . . . . . . . . . . .               70,492,366           74,071,965

Income from operations  . . . . . . . . . . . . . . . . . .               19,213,160           23,727,042

Interest expense  . . . . . . . . . . . . . . . . . . . . .                 (176,761)            (120,927)
Interest income   . . . . . . . . . . . . . . . . . . . . .                   94,247              544,199
Other income (loss)     . . . . . . . . . . . . . . . . . .                  (38,692)              46,548
                                                                         ------------         ------------

Income before income taxes  . . . . . . . . . . . . . . . .               19,091,954           24,196,862
Provision for income taxes (Note 5) . . . . . . . . . . . .                7,254,943            9,616,298
                                                                         ------------         ------------
Net income available to common shareholders . . . . . . . .            $  11,837,011        $  14,580,564
                                                                         ============         ============

Earnings per common share . . . . . . . . . . . . . . . . .            $         .61        $         .74
                                                                         ============         ============

Weighted average common and common
 equivalent shares outstanding  . . . . . . . . . . . . . .               19,379,439           19,643,449
                                                                         ============         ============


                                                                     See accompanying notes.

                                                                                                                      14
                                                                  WESTCOTT COMMUNICATIONS, INC.

                                                                   CONSOLIDATED BALANCE SHEETS
                                                                   December 31, 1994 and 1995
                                                                             ASSETS
                                                                                       1994                    1995
                                                                                       ----                    ----
Current assets:
  Cash and cash equivalents   . . . . . . . . . . . . . . . . . . . . . .           $   5,815,118          $   14,267,208
  Accounts receivable (net of allowance for
   doubtful accounts of $776,000 and $811,000
   in 1994 and 1995, respectively) (Note 4) . . . . . . . . . . . . . . .              20,939,216              23,048,642
  Program inventory   . . . . . . . . . . . . . . . . . . . . . . . . . .               5,843,078               7,784,585
  Prepaid commissions . . . . . . . . . . . . . . . . . . . . . . . . . .               2,038,547               2,837,125
  Short-term investment . . . . . . . . . . . . . . . . . . . . . . . . .                 718,437                    -
  Other current assets  . . . . . . . . . . . . . . . . . . . . . . . . .               3,834,796               4,028,521
                                                                                        ----------              ----------
    Total current assets  . . . . . . . . . . . . . . . . . . . . . . . .              39,189,192              51,966,081

Property and equipment, at cost (Note 4):
  Downlink equipment  . . . . . . . . . . . . . . . . . . . . . . . . . .              32,267,208              34,161,017
  Studio equipment  . . . . . . . . . . . . . . . . . . . . . . . . . . .              10,990,730              11,501,503
  Office furniture and equipment  . . . . . . . . . . . . . . . . . . . .              12,096,651              14,155,697
  Leasehold improvements  . . . . . . . . . . . . . . . . . . . . . . . .               2,499,308               2,628,201
                                                                                        ----------              ----------
                                                                                       57,853,897              62,446,418
  Accumulated depreciation and amortization . . . . . . . . . . . . . . .             (22,298,155)            (29,750,234)
                                                                                      ------------            ------------
                                                                                       35,555,742              32,696,184
Other assets:
  Equipment inventory . . . . . . . . . . . . . . . . . . . . . . . . . .               2,648,086               1,970,985
  Program inventory . . . . . . . . . . . . . . . . . . . . . . . . . . .               9,802,493              11,533,303
  Goodwill (net of accumulated amortization of
     $3,197,000 and $4,808,000 in 1994 and 1995,
     respectively) (Note 3) . . . . . . . . . . . . . . . . . . . . . . .              16,491,866              20,483,469
  Other intangibles (net of accumulated amortization of
     $3,144,000 and $4,345,000 in 1994 and 1995,
     respectively) (Note 2) . . . . . . . . . . . . . . . . . . . . . . .               2,962,745               2,997,307
  Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               2,337,180               3,335,908
                                                                                        ----------              ----------
                                                                                   $  108,987,304         $   124,983,237
                                                                                      ============            ============

                                                                     See accompanying notes.


                                                                                                                        15




                                                                  WESTCOTT COMMUNICATIONS, INC.

                                                             CONSOLIDATED BALANCE SHEETS (continued)
                                                                   December 31, 1994 and 1995
                                                              LIABILITIES AND SHAREHOLDERS' EQUITY

                                                                                       1994                    1995
                                                                                       ----                    ----
Current liabilities:
  Accounts payable  . . . . . . . . . . . . . . . . . . . . . . . . . . .           $   2,430,582           $   1,634,416
  Income tax payable  . . . . . . . . . . . . . . . . . . . . . . . . . .                 213,436                  54,913
  Accrued liabilities . . . . . . . . . . . . . . . . . . . . . . . . . .               4,557,849               4,937,271
  Deferred income taxes (Note 5)  . . . . . . . . . . . . . . . . . . . .               1,154,962               1,426,465
  Unearned revenue  . . . . . . . . . . . . . . . . . . . . . . . . . . .              14,994,796              12,423,611
  Current portion of long-term obligations  . . . . . . . . . . . . . . .                  10,000                  10,000
                                                                                    -------------           -------------
      Total current liabilities . . . . . . . . . . . . . . . . . . . . .              23,361,625              20,486,676

Long-term debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  32,254                  18,601

Deferred income taxes (Note 5)  . . . . . . . . . . . . . . . . . . . . .               1,162,672               2,825,260
Minority interest (Note 6)  . . . . . . . . . . . . . . . . . . . . . . .                 132,940                 246,595

Commitments (Note 7)

Shareholders' equity (Notes 3, 4 and 8):
  Common stock, $.01 par value; 29,000,000
    shares authorized; 19,561,123 and 19,799,720
    shares outstanding in 1994 and 1995, respectively . . . . . . . . . .                 195,611                 197,997
  Additional paid-in capital  . . . . . . . . . . . . . . . . . . . . . .              71,398,368              73,923,710
  Retained earnings   . . . . . . . . . . . . . . . . . . . . . . . . . .              12,859,978              27,440,542
  Less treasury shares at cost; 45,920 shares . . . . . . . . . . . . . .                (156,144)               (156,144)
                                                                                    -------------           -------------
      Total shareholders' equity  . . . . . . . . . . . . . . . . . . . .              84,297,813             101,406,105
                                                                                    -------------           -------------
                                                                                   $   108,987,304          $ 124,983,237
                                                                                    =============           =============


                                                                     See accompanying notes.

                                                                                                                                  16
                                                                     WESTCOTT COMMUNICATIONS, INC.

                                                            CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                                              Years ended December 31, 1994 and 1995


                                                     Preferred Stock        Common Stock           Additional   Retained
                                                ----------------------  ----------------------     paid-in      earnings   Treasury
                                                  Shares     Amount        Shares       Amount     capital     (deficit)    shares
                                                ---------  -----------  -----------   --------  -----------  ------------ ----------

Balance at December 31, 1993  . . . . . . . . .         -  $         -   19,183,531   $191,835  $66,309,922   $1,022,967  $(156,144)

Issuance of common stock under
   Employee Stock Purchase Plan (Note 8)  . . .         -            -       33,572        336      444,882            -          -
Issuance of common stock under
   Employee Stock Option Plan and
   Non-Employee Stock Option Plan,
   including federal tax benefit (Note 8) . . .         -            -      244,020      2,440    2,544,564            -          -
Issuance of common stock for acquisition of
   ETC (Note 3) . . . . . . . . . . . . . . . .         -            -      100,000      1,000    2,099,000            -          -
Net Income  . . . . . . . . . . . . . . . . . .         -            -            -          -            -   11,837,011          -
                                                ---------  -----------  -----------   --------  -----------  ------------ ----------
Balance at December 31, 1994  . . . . . . . . .         -  $         -   19,561,123   $195,611  $71,398,368  $12,859,978  $(156,144)

Issuance of common stock under
   Employee Stock Purchase Plan (Note 8)  . . .         -            -       24,402        244      305,632            -          -
Issuance of common stock under
   Employee Stock Option Plan and
   Non-Employee Stock Option Plan,
   including federal tax benefit (Note 8) . . .         -            -      169,150      1,692    1,595,160            -          -
Issuance of common stock for acquisition of
   ETC (Note 3) . . . . . . . . . . . . . . . .         -            -       45,045        450      624,550            -          -
Net Income  . . . . . . . . . . . . . . . . . .         -            -            -          -            -   14,580,564          -
                                                ---------  -----------  -----------   --------  -----------  ------------ ----------
Balance at December 31, 1995  . . . . . . . . .         -  $         -   19,799,720   $197,997  $73,923,710  $27,440,542  $(156,144)
                                                =========  ===========  ===========   ========  ===========  ============ ==========


                                                          See accompanying notes.


                                                                                                                         17


                                                              WESTCOTT COMMUNICATIONS, INC.

                                                           CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                        Years ended December 31, 1994 and 1995
                                                                                  1994            1995
                                                                                  ----            ----
Operating activities:
              Net income      . . . . . . . . . . . . . . . . . . . . . .    $ 11,837,011     $ 14,580,564
              Adjustments to reconcile net income to net cash
                 provided by operating activities:
                   Depreciation and amortization  . . . . . . . . . . . .      10,095,601       11,984,044
                   Deferred income taxes  . . . . . . . . . . . . . . . .       3,147,331        3,004,681
                   (Gain) loss on retirement of property and equipment  .         (10,690)          18,054
                   Changes in operating assets and liabilities:
                      Accounts receivable   . . . . . . . . . . . . . . .      (3,599,746)      (2,013,064)
                      Investments in trade securities   . . . . . . . . .        (718,437)         718,437
                      Other current assets and prepaid commissions  . . .      (1,210,696)        (922,195)
                      Accounts payable and accrued liabilities  . . . . .      (2,798,100)      (2,970,245)
                      Income taxes payable  . . . . . . . . . . . . . . .       1,125,457         (158,523)
                      Unearned revenue  . . . . . . . . . . . . . . . . .      (1,072,081)      (3,688,132)
                                                                              ------------    -------------
                         Net cash provided by operating activities  . . .      16,795,650       20,553,621
Investing activities:
              Net increase in other assets  . . . . . . . . . . . . . . .      (1,720,331)      (2,039,307)
              Additions to property and equipment . . . . . . . . . . . .     (12,828,144)      (5,317,581)
              Net additions to program inventory  . . . . . . . . . . . .      (4,115,487)      (3,478,411)
              Net additions to interest in partnership  . . . . . . . . .         109,650          113,655
              Proceeds from sale of assets  . . . . . . . . . . . . . . .         127,171           30,093
              Purchase business combinations,
                 net of cash acquired (Note 3)    . . . . . . . . . . . .          10,662       (2,858,548)
                                                                              ------------    -------------
                   Net cash used in investing activities  . . . . . . . .     (18,416,479)     (13,550,099)
Financing activities:
              Payments on short-term debt and capital leases  . . . . . .      (1,233,091)        (255,024)
              Payments on long-term debt  . . . . . . . . . . . . . . . .         (10,715)        (199,136)
              Proceeds from long-term debt and capital leases . . . . . .         141,992       -
              Proceeds from issuance of stock, net (Note 8) . . . . . . .         445,218          305,876
              Proceeds from exercise of stock options (Note 8)  . . . . .       2,547,004        1,596,852
                                                                              ------------    -------------
                            Net cash provided by financing activities . .       1,890,408        1,448,568

Net increase in cash and cash equivalents  . . . . . . . . . .                    269,579        8,452,090
Cash and cash equivalents at beginning of year  . . . . . . . . . . . . .       5,545,539        5,815,118
                                                                              ------------    -------------
Cash and cash equivalents at end of year  . . . . . . . . . . . . . . . .     $ 5,815,118     $ 14,267,208
                                                                              ============    ============
Supplemental disclosures of cash flow information
              Cash paid during the year:
                 Interest     . . . . . . . . . . . . . . . . . . . . . .       $ 176,761        $ 120,927
                 Income taxes . . . . . . . . . . . . . . . . . . . . . .     $ 1,452,085      $ 6,386,475


                       WESTCOTT COMMUNICATIONS, INC.

                Years ended December 31, 1994 and 1995


Noncash investing activity:


          In March 1994, the Company issued 100,000 shares of its Common Stock valued at approximately $2,100,000 and assumed liabilities of approximately $979,000 in connection with the acquisition of Excellence in Training Corporation. (See Note 3)

          In April 1995, the Company issued an additional 45,045 shares of its Common Stock valued at approximately $625,000 in connection with the acquisition of Excellence in Training Corporation. (See
          Note 3)

          The Company recorded obligations for additional purchase price and non-competition agreements relating to 1994 purchase business combinations totaling approximately $1,974,000 in 1994.



                          See accompanying notes.

                       WESTCOTT COMMUNICATIONS, INC.

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             DECEMBER 31, 1995


1. DESCRIPTION OF COMPANY

Westcott Communications, Inc., a Texas corporation (the "Company"), educates, trains and informs individuals with common interests in selected markets by providing value-added products and services using appropriate communication technologies. Markets that are currently served include government and public service, automotive, corporate and professional, healthcare, education, financial services and electronic classroom. The Company's operations have been conducted primarily within the continental United States, and sales outside the U.S. to date have not been material.


2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       Principles of Consolidation - The consolidated financial statements include the accounts of the Company, its wholly owned subsidiaries and its 50% owned investee (Note 6). All significant intercompany transactions and balances have been eliminated.

       Use of Estimates - The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

       Cash and Cash Equivalents - The Company considers all highly liquid investments with maturities of 90 days or less when purchased to be cash equivalents.

       Revenues -   Subscription fees for satellite and videotape network
services are recognized in the month services are rendered. IDTN customers are generally billed for services rendered upon completion of their broadcast. First time customers under a "Proof of Concept" contract may be billed one half of their fee when the contract is signed, with the remaining portion billed upon completion of the broadcast. Subscription fees for EXEN customers are billed in the month following the month of service. Fees for participation are generally billed in the month following the first class session of each course. Enrollment fees are billed upon contract signature.

       Accounts Receivable - Accounts receivable include subscription fees billed to satellite network subscribers one month in advance and videotape subscribers generally billed a year in advance or within one month of delivery of goods. The base contract fee for IDTN services are generally recognized in the month that the broadcast occurs. Additional revenues not covered by the base fee, such as those received for catering services, temporary viewing sites and additional production services, are recognized on the percentage-of-completion basis. The subscription fee for EXEN customers is recognized on a straight-line basis over the life of the related contract, which is generally one year. Revenue for participation fees in excess of this subscription fee are recognized in the month that the course begins. EXEN enrollment fees are recognized in the month the customer's enrollment is complete. Bad debt expense for the years ended December 31, 1994 and 1995 was approximately $2,105,000 and $1,423,000, respectively. A portion of the amount in unearned revenue represents additional reserve for uncollectible accounts receivable to the extent the revenue has not been recognized.

       Program Inventory - Program inventory represents the unamortized cost of programs produced for both the satellite and videotape networks. The cost of these programs has been calculated using the average cost method. The cost of satellite programs is expensed as airings occur in ratio to an estimated number of future showings of each program, and are allocated between current and noncurrent based on the estimated cost of

                       WESTCOTT COMMUNICATIONS, INC.

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             DECEMBER 31, 1995


programs to air in the following twelve months. The cost of videotape inventory is expensed on a straight-line basis over the estimated period of time that revenues from future sales are estimated to be generated, which is generally one to five years. The amortization of satellite program inventory is dependent upon management's estimate of the number of future airings. Program inventory is reviewed periodically and revised downward if the usefulness of a program declines.

       Goodwill and Other Intangibles - Goodwill is generally amortized on a straight-line basis over a period of 15 years. Other intangible assets include noncompete agreements, trademarks and customer agreements which are amortized using the straight-line method over the lesser of the period of the agreement or the estimated useful lives which range from 3-7 years.

       Investments - At December 31, 1994, investments consist primarily of equity securities. These securities are classified as trading securities and are stated at fair market value.

       Equipment Inventory -   Equipment inventory represents uninstalled
receive site equipment.

       Deferred Contract Costs -   Certain costs incurred within the
videotape networks to obtain sales contracts are deferred and amortized using the straight-line method over the period of time that revenues from these contracts are recognized, which generally ranges from 1-2 years. Such costs are included in other current assets in the accompanying financial statements. Amortization of deferred contract costs totaled approximately $2,728,000 and $1,670,000 in 1994 and 1995, respectively, and is included in sales and marketing costs in the accompanying financial statements.

       Commission Expense - Commissions for obtaining satellite subscriber contracts are generally expensed in the month the contract is received, with the exception of TI-IN satellite subscriber contracts which are deferred and expensed over the life of the contract which is usually one school year. Commissions for obtaining EXEN and videotape contracts are deferred and expensed over the life of the related contract. IDTN commissions are expensed as the live events occur.

       Unearned Revenue -    Unearned revenue represents amounts paid by
or billed to customers (with payment due within 30 days) for services to be
delivered in future periods.   Unearned revenue is recognized as these
services are delivered.

       Depreciation and Amortization - Depreciation of property and equipment is computed using the straight-line method over estimated useful lives which range from 3-8 years. Leasehold improvements are amortized over the shorter of the term of the related lease or their estimated useful lives.

       Income Taxes - Deferred tax assets and liabilities are recorded based on the difference between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes. In addition, the current or deferred consequences of a transaction are measured by applying the provisions of enacted tax laws to determine the amount of taxes payable currently or in future years.

       Stock-based Compensation -   The Company has elected to follow
Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options, rather than adopting the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation". Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

                       WESTCOTT COMMUNICATIONS, INC.

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             DECEMBER 31, 1995



       Risk Concentration - Financial instruments which potentially subject the Company to concentrations of credit risk are short-term cash investments and accounts receivable. The Company places its short-term cash investments in government securities and investment grade, short-term bank certificates of deposit. The Company sells subscription and production services to customers throughout the United States and Canada associated with the law enforcement, fire and emergency, healthcare, banking, professional security, corporate, education, accounting and automotive industries. The Company continuously evaluates the creditworthiness of its customers' financial condition and generally does not require collateral. The Company's allowance for doubtful accounts is based on current market conditions and losses on uncollectible accounts have consistently been within management's expectations.

       Earnings per share - Earnings per share amounts are computed by dividing net income available to common shareholders by the weighted average number of common and common equivalent shares outstanding.

       Reclassifications - Certain prior year amounts have been reclassified to conform with the 1995 presentation.

3.     ACQUISITIONS

       Effective March 1, 1994, the Company acquired all of the outstanding stock of Excellence in Training Corporation ("ETC") in exchange for 100,000 shares of the Company's Common Stock valued at approximately $2,100,000 and the assumption of approximately $979,000 of liabilities. In addition, the Company entered into an obligation for additional purchase price and noncompete agreements which are payable through 1996. In April 1995, in accordance with the terms of the obligation for additional purchase price, the Company issued 45,045 additional shares of its Common Stock valued at approximately $625,000. ETC distributes instructional and training video products covering a broad range of business, management and human resource topics. ETC also produces and markets its own video products and provides custom video production and training services to satisfy specific training needs of individual companies and organizations. This acquisition was accounted for as a purchase, and accordingly, the net assets and results of operations of ETC are included in the Company's consolidated financial statements commencing March 1, 1994.

       Effective March 1, 1995, the Company acquired all of the outstanding stock of Lockert Jackson & Associates, Inc. ("Lockert Jackson") in exchange for a cash payment of $1,500,000 and the assumption of approximately $2,075,000 of liabilities. In addition, the Company made a one-time payment of $500,000 in return for five-year non-competition agreements, and will pay approximately $318,000 of additional purchase price over the next three years. Lockert Jackson is nationally recognized as a producer and distributor of "Emergency Medical Update" and "Safety Watch," subscription based emergency medical and safety video training products. This acquisition was accounted for as a purchase, and accordingly, the net assets and results of operations of Lockert Jackson are included in the Company's financial statements commencing March 1, 1995.

       The following pro forma income statement data reflects the pro forma consolidated results of operations of the Company, ETC and Lockert Jackson after giving effect to certain purchase related adjustments including amortization of goodwill, elimination of overhead allocation and related income tax effects. This pro forma summary does not necessarily reflect the results of operations as they would have been if the Company, ETC and Lockert Jackson had constituted a single entity during such period. The pro forma income statement data for the years ended December 31, 1994 and 1995 are presented as if the purchase acquisitions occurred on January 1 of the year preceding the year of acquisition.


                                                                       (Unaudited)
                                                     -----------------------------------
                                                           1994                1995
                                                     --------------       --------------
   Revenues          . . . . . . . . . . .           $   91,897,000       $   98,057,000
   Net income        . . . . . . . . . . .           $   11,984,000       $   14,775,000
   Earnings per share  . . . . . . . . . .           $          .62       $          .75


                       WESTCOTT COMMUNICATIONS, INC.

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             DECEMBER 31, 1995





4.      LONG-TERM OBLIGATIONS

    The Company's long-term obligation at December 31, 1994 and 1995 consists of a note payable bearing interest at 7% and maturing through 1997.

 Effective June 28, 1993, the Company entered into a two-year revolving credit facility with its bank pursuant

                       WESTCOTT COMMUNICATIONS, INC.

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             DECEMBER 31, 1995


to which it may borrow up to $18,000,000. After the revolver term expires, outstanding amounts under this facility would be convertible into a four-year term loan. Effective June 28, 1995, this credit facility was extended for one year to June 28, 1996. The facility provides a sublimit of $1,000,000 for standby letters of credit. A commitment fee of one-half of 1% of the unused credit line and an interest rate of prime, or if lower, an alternate CD rate plus 1 1/2% will be charged.

 The credit facility contains various restrictive covenants which, among other things, limit the payment of cash dividends and require the Company to maintain certain financial and tangible net worth ratios. The facility is secured by studio equipment, downlink equipment, other equipment and fixtures, subsidiary stock and accounts receivable. At December 31, 1995, there were no amounts borrowed under this facility.


5.   INCOME TAXES

     Significant components of the provision for income taxes are as follows:




                                                                                 1994            1995
                                                                              ----------      ----------
           Current:
              Federal   . . . . . . . . . . . . . . . . . . . . . . .         $3,619,280      $5,784,146
              State   . . . . . . . . . . . . . . . . . . . . . . . .            488,332         827,471
                                                                              ----------      ----------
              Total Current   . . . . . . . . . . . . . . . . . . . .          4,107,612       6,611,617
                                                                              ----------      ----------
           Deferred:
              Federal   . . . . . . . . . . . . . . . . . . . . . . .          2,982,718       2,570,987
              State   . . . . . . . . . . . . . . . . . . . . . . . .            164,613         433,695
                                                                              ----------      ----------
              Total Deferred  . . . . . . . . . . . . . . . . . . . .          3,147,331       3,004,681
                                                                              ----------      ----------
           Total Provision  . . . . . . . . . . . . . . . . . . . . .         $7,254,943      $9,616,299
                                                                              ==========      ==========

The differences between the statutory and effective tax rates on tax expense are as follows:
                                                                                1994             1995
                                                                                ----             ----

           Computed income tax expense at statutory rate  . . . . . .         $6,491,264      $8,226,933
           State and local taxes, net of federal benefit  . . . . . .            430,944         670,254
           Nondeductible goodwill amortization  . . . . . . . . . . .            459,203         534,336
           Interest on tax-free investments   . . . . . . . . . . . .            (26,817)         (4,492)
           Other (individual items less than 5% of the
             expected tax provision)  . . . . . . . . . . . . . . . .            (99,651)        189,268
                                                                              ----------      ----------
                                                                              $7,254,943      $9,616,299
                                                                            ============   =============


  Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.
Significant components of the Company's deferred tax liabilities and assets for the years ended December 31, 1994 and 1995 are as follows:







                                                                                                        24


                                                                           1994                   1995
                                                                        -----------            -----------
Deferred tax liabilities:
  Tax over book depreciation  . . . . . . . . . . . . . . . . . .       $ 3,595,300            $ 5,407,450
  Prepaid expenses  . . . . . . . . . . . . . . . . . . . . . . .         1,549,179              1,778,030
  Other-net     . . . . . . . . . . . . . . . . . . . . . . . . .           199,682                302,167
                                                                        -----------            -----------
           Total deferred tax liabilities   . . . . . . . . . . .       $ 5,344,161            $ 7,487,647
Deferred tax assets:
  Book over tax amortization  . . . . . . . . . . . . . . . . . .         2,031,690              1,546,626
  Allowance for bad debts . . . . . . . . . . . . . . . . . . . .           308,091                346,828
  Rent expense  . . . . . . . . . . . . . . . . . . . . . . . . .             3,247                  3,509
  Accrued vacation  . . . . . . . . . . . . . . . . . . . . . . .           103,669                120,069
  Deferred compensation . . . . . . . . . . . . . . . . . . . . .                 -                108,132
  Net operating loss carryforwards  . . . . . . . . . . . . . . .           371,888                722,682
  Alternative minimum tax credit carryover  . . . . . . . . . . .            97,683                      -
  Other-net   . . . . . . . . . . . . . . . . . . . . . . . . . .           110,259                388,076
                                                                        -----------            -----------
           Subtotal   . . . . . . . . . . . . . . . . . . . . . .
                                                                          3,026,527              3,235,922
  Valuation allowance for deferred tax assets . . . . . . . . . .                 -                      -
                                                                                  -                      -
           Total deferred tax assets  . . . . . . . . . . . . . .       $ 3,026,527            $ 3,235,922
                                                                        -----------            -----------
Net deferred tax liability  . . . . . . . . . . . . . . . . . . .       $ 2,317,634            $ 4,251,725
                                                                        ===========            ===========


       At December 31, 1995, the Company had a net operating loss carryforward of approximately $2,064,806. The net operating loss carryforward is subject to certain limitations under Section 382 of the Internal Revenue Code, and expires in 2009.

6.     INTEREST IN PARTNERSHIP

       Effective April 1993, the Company entered into a partnership agreement to form Government Services Television Network, L.L.P. ("GSTN"). The Company is the sole managing partner of GSTN and holds a 50% interest in the partnership, with the remaining 50% being held by the Public Parties Limited Partnership.

       The Company believes that its 50% ownership interest in the partnership, coupled with its sole management authority, is sufficient to create a majority interest for purposes of applying SFAS No. 94.
Therefore, the Company reports its investment in GSTN under the consolidation method.


7.     COMMITMENTS

       The Company negotiated a long-term transponder lease commencing on September 1, 1991 and extending through January 16, 2002 to provide transmission services for ASTN, LETN, HSTN, LTCN and FETN. The terms of this operating lease agreement were renegotiated in 1993 to include services for TI-IN. In addition, occasional-use time is currently available to the Company under this agreement.

       During 1994, and in accordance with the terms of the transponder lease agreement, the Company expanded its satellite transponder capacity to provide transmission for IDTN, EXEN and other teleconferences, resulting in an increase in the minimum annual lease payments due under this agreement.

                       WESTCOTT COMMUNICATIONS, INC.

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             DECEMBER 31, 1995


       The Company is committed to certain operating leases for office and production space as well as satellite transponder capacity. The minimum annual lease payments due under these agreements are as follows:



           Year ending                                       Building          Transponder
           December 31,                                       leases              leases              Total
                                                           -----------        -----------        ------------
           1996   . . . . . . . . . . . . . . . . . .      $ 2,550,070         $ 4,440,000        $ 6,990,070
           1997   . . . . . . . . . . . . . . . . . .        2,188,508           4,440,000          6,628,508
           1998   . . . . . . . . . . . . . . . . . .        1,509,778           4,440,000          5,949,778
           1999   . . . . . . . . . . . . . . . . . .            2,400           4,440,000          4,442,400
           2000   . . . . . . . . . . . . . . . . . .                -           4,440,000          4,440,000
           Thereafter   . . . . . . . . . . . . . . .                -           4,625,000          4,625,000
                                                           -----------        ------------       ------------
                                                           $ 6,250,756        $ 26,825,000       $ 33,075,756
                                                           ===========        ============       ============

       Lease expense was $7,125,579 and $7,151,288 for the years ended December 31, 1994 and 1995, respectively.

       The Company's subsidiary, TI-IN Acquisition Corp. ("TI-IN"), has an agreement through August 1996 with the Texas Education Service Center, Region 20 ("Region 20") whereby TI-IN programming is developed using Region 20 teachers and facilities. The courses developed meet the standards established by the Texas Educational Agency. Region 20 secures teachers and develops administrative and instructional support procedures for transmitting of accredited programming by satellite and cable. The Company pays $110,094 monthly for these services, a fee which is renegotiated each September.

                       WESTCOTT COMMUNICATIONS, INC.

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             DECEMBER 31, 1995


8.     STOCK OPTIONS/EMPLOYEE STOCK PURCHASE PLAN

       A total of 3,000,000 shares of Common Stock are reserved for issuance under the 1989 Stock Option Plan (the "Plan"). All options are granted to officers and key employees of the Company at prices equal to the fair market value of the Company's Common Stock on the date of grant, and expire five years from the date of grant.

       Information with respect to options granted is as follows:



                                                                                                   Range of
                                                                                  Number        option exercise
                                                                                of shares       prices per share
                                                                                ----------   --------------------
       Outstanding at December 31, 1993  . . . . . . . . . . . . . . . .         1,073,620    $  2.31  to  $ 17.75
                                                                                 ==========
    1994:
       Granted . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,095,000    $  9.25  to  $ 24.00
       Exercised . . . . . . . . . . . . . . . . . . . . . . . . . . . .          (238,020)   $  2.31  to  $ 14.00
       Canceled  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          (240,700)   $  2.44  to  $ 24.00
                                                                                 ----------
       Outstanding at December 31, 1994  . . . . . . . . . . . . . . . .         1,689,900    $  2.44  to  $ 23.00
                                                                                 ==========
    1995:
       Granted . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           181,000    $ 13.69  to  $ 14.88
       Exercised . . . . . . . . . . . . . . . . . . . . . . . . . . . .          (153,500)   $  2.44  to  $ 14.00
       Canceled  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          (272,750)   $  7.00  to  $ 23.00
                                                                                 ----------
       Outstanding at December 31, 1995  . . . . . . . . . . . . . . . .         1,444,650    $  2.44  to  $ 23.00
                                                                                 ==========

       Of the 1,444,650 outstanding stock options, 491,250 were exercisable at December 31, 1995. Of the total 3,000,000 shares reserved for issuance under the Plan, 826,506 shares were available for future option grants at December 31, 1995.

       The Company adopted a Nonemployee Stock Option Plan in January 1990 under which nonemployee directors and other persons rendering critical services to the Company may be granted stock options to purchase Common Stock. A total of 200,000 shares of Common Stock have been reserved for issuance under this plan. A total of 82,000 shares were outstanding at December 31, 1993 at an option exercise price of $2.44 to $12.63 per share. A total of 4,000 shares were granted in 1994 at $14.875 per share. A total of 6,000 shares were exercised in 1994 at $2.44 per share, and no options were canceled. A total of 4,000 shares were granted in 1995 at $15.00 per share. A total of 16,000 shares were exercised in 1995 at $2.44 per share, and no options were canceled.

       The Company has also adopted an Employee Stock Purchase Plan
("ESPP") which allows Company employees meeting various service criteria, except certain officers and shareholders, to purchase shares of Common
Stock through payroll deductions. A total of 33,572 shares were purchased in 1994 at a price per share of $9.72 to $19.55. During 1995, a total of 24,402 shares were purchased at a price per share of $11.95 to $13.02. At December 31, 1995, a total of 90,390 shares of Common Stock were reserved for future issuance under the ESPP.

                       WESTCOTT COMMUNICATIONS, INC.

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             DECEMBER 31, 1995


9. DEFINED CONTRIBUTION PLAN

       In January 1995, the Company adopted the Westcott Communications 401(k) Employee Savings Plan for the benefit of its employees. This qualified cash or deferred arrangement meets the requirements as set forth in Section 401(k) of the Internal Revenue Code, and as such, provides certain tax benefits to the participating employees.

       All employees of the Company who are at least 21 years of age and who have worked for the Company for at least six months are eligible to participate in the Plan. Participating employees may contribute from 1% to 15% of their taxable wages as reported on Form W-2. As of December 31, 1995, the Company has made no matching contributions to the Plan on behalf of its employees. For the fiscal year ended December 31, 1995, the Company incurred approximately $4,000 in fees for administration of the Plan.


10.    RELATED PARTY TRANSACTIONS

       The Company's Board of Directors includes two members of management of Electronic Data Systems Corporation ("EDS"). EDS is a subscriber to both the ASTN and EXEN networks. EDS paid the Company $5,774,974 and $5,253,352 for subscription fees to ASTN in 1994 and 1995, respectively. During 1995, the Company received $296,717 for participation fees to EXEN.

       The Company periodically leases a jet aircraft from a corporation wholly owned by its founder and Chief Executive Officer on terms the Company believes to be no less favorable to the Company than can be obtained for such service from unaffiliated parties. The Company paid $283,591 and $149,783 in 1994,

                       WESTCOTT COMMUNICATIONS, INC.

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             DECEMBER 31, 1995


and 1995, respectively, for use of the jet aircraft and other related services.


11.    SUBSEQUENT EVENTS

       On January 9, 1996, the Board of Directors of the Company declared a dividend of one preferred share purchase right ("Right") for each outstanding share of the Company's Common Stock. The dividend was payable to shareholders of record as of the close of business on January 22, 1996. Each Right entitles the registered holder to purchase one one-hundredth of a share of the Company's Series A Junior Participating Preferred Stock, par value $0.01 per share, at a price of $80.00 per one one-hundredth of a share of Preferred Stock, subject to adjustment. The Rights will be exercisable only if a person or group of persons acquires beneficial ownership of 20% or more of the Company's Common Stock or commences a tender or exchange offer upon consummation of which such person or group would beneficially own 20% or more of the Company's Common Stock. The Rights will expire on January 9, 2006. The Company will generally be entitled to redeem the Rights at $.01 per Right at any time until a 20% position has been acquired. The description and terms of the Rights are set forth in a Rights Agreement dated as of January 9, 1996, as the same may be amended from time to time, between the Company and KeyCorp Shareholder Services, Inc., as Rights Agent.


                                                                                               29



                                    WESTCOTT COMMUNICATIONS, INC.

                             SELECTED QUARTERLY INFORMATION (UNAUDITED)
                              (In thousands, except per share amounts)
                                                                  1995
                                        --------------------------------------------------------
                                          1st         2nd         3rd           4th
                                        Quarter     Quarter     Quarter       Quarter     Total
                                        -------     --------   --------      --------    -------
Revenues  . . . . . . . . . . . . .     $ 24,634    $ 23,484   $ 24,136      $ 25,545    $ 97,799
Cost of revenues  . . . . . . . . .       18,441      17,912     18,466        19,253      74,072
Income from operations  . . . . . .        6,193       5,572      5,670        6,292       23,727
Net income  . . . . . . . . . . . .        3,809       3,440      3,470        3,862       14,581
Earnings per
  share  . . . . . . . . . . . . . .         .20         .18        .18         .20           .74


                                                                  1994
                                        --------------------------------------------------------
                                          1st         2nd         3rd           4th
                                        Quarter     Quarter     Quarter       Quarter     Total
                                        -------     --------   --------      --------    -------
Revenues  . . . . . . . . . . . . .     $ 20,637    $ 22,364   $ 22,182     $ 24,522     $ 89,705
Cost of revenues  . . . . . . . . .       15,988      18,313     17,257       18,934       70,492
Income from operations  . . . . . .        4,649       4,051      4,925        5,588       19,213
Net income  . . . . . . . . . . . .        2,889       2,480      3,031        3,437       11,837
Earnings per share  . . . . . . . .          .15         .13        .16          .18          .61


                    UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

The unaudited pro forma statement of consolidated operations for the three months ended March 31, 1996 gives effect to the acquisition of common stock of Westcott Communications, Inc. ("Westcott") as if it had occurred on January 1, 1995. The unaudited pro forma statement of consolidated operations for the year ended December 31, 1995 gives effect to the following transactions as if they had occurred on January 1, 1995: (i) the acquisition of Westcott and (ii) the acquisition of certain net assets of Cahners Consumer Magazines Division ( a division of Reed Elsevier, Inc.) ("Cahners") which occurred on January 2, 1996 and was reported on Form 8-K dated January 2, 1996 as amended by Form 8-K/A dated March 15, 1996 as filed with the Securities and Exchange Commission. The unaudited pro forma consolidated balance sheet as of March 31, 1996 gives effect to the acquisition of Westcott as if it occurred on March 31, 1996.

K-III Communications Corporation ("K-III") believes the accounting used for the pro forma adjustments provides a reasonable basis on which to present the unaudited pro forma consolidated financial data. The pro forma statements of consolidated operations and pro forma consolidated balance sheet are unaudited and were derived by adjusting the historical consolidated financial statements of K-III. THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS ARE PROVIDED FOR INFORMATIONAL PURPOSES ONLY AND SHOULD NOT BE CONSTRUED TO BE INDICATIVE OF K-III'S CONSOLIDATED FINANCIAL POSITION OR RESULTS OF OPERATIONS HAD THE TRANSACTIONS BEEN CONSUMMATED ON THE DATES ASSUMED AND DO NOT PROJECT K-III'S CONSOLIDATED FINANCIAL POSITION OR RESULTS OF OPERATIONS FOR ANY FUTURE DATE OR PERIOD.

The unaudited pro forma consolidated financial statements and accompanying notes should be read in conjunction with the accompanying Westcott financial statements and notes thereto as well as the K-III historical consolidated financial statements and notes thereto included in K-III's Annual Report on Form 10-K for the year ended December 31, 1995 and in K-III's Quarterly Report on Form 10-Q for the three months ended March 31, 1996 and the Cahners historical financial statements and notes thereto included in the Form 8-K/A mentioned above.



                       K-III COMMUNICATIONS CORPORATION
                  UNAUDITED PRO FORMA STATEMENT OF CONSOLIDATED OPERATIONS
                  FOR THE THREE MONTHS  ENDED MARCH 31, 1996
                 (dollars in thousands, except per share amount)


                                                         Historical
                                                 ------------------------     Pro Forma        Pro Forma
                                                    K-III      Westcott(1)   Adjustments      Consolidated

Sales, net:
   Education                                   $     83,052  $     24,912  $       (745)(2) $     107,219
   Information                                       67,854                                        67,854
   Media                                            164,047                                       164,047
                                               ------------  ------------  ------------     -------------
Total sales, net                                    314,953        24,912          (745)          339,120

Operating costs and expenses:
   Cost of goods sold                                83,445         5,948           914 (2)        90,307
   Marketing and selling                             60,798         5,734           635 (2)        67,167
   Distribution, circulation and fulfillment         55,481         3,148                          58,629
   Editorial                                         22,145                                        22,145
   Other general expenses                            36,074         2,082                          38,156
   Corporate administrative expenses                  5,798                                         5,798
   Depreciation and amortization of prepublication
      costs, property and equipment                   7,674         2,256                           9,930
   Amortization of intangible assets, excess of
     purchase price over net assets acquired
     and other                                       36,553           750         9,795 (3)        47,098
                                               ------------  ------------  ------------     -------------

Operating income (loss)                               6,985         4,994       (12,089)             (110)

Other income(expense):
   Interest expense                                 (28,051)          (23)       (7,595)(4)       (35,669)
   Amortization of deferred financing and organi-
   zational costs                                      (900)                                         (900)
   Other, net                                         1,226           809                           2,035
                                               ------------  ------------  ------------     -------------

Income(loss) before income taxes                    (20,740)        5,780       (19,684)          (34,644)

Income tax provision                                               (2,312)        2,312 (5)            --
                                               ------------  ------------  ------------     -------------
Net income (loss)                                   (20,740)        3,468       (17,372)          (34,644)

Preferred stock dividends:
     Non-cash                                        (3,969)                                       (3,969)
     Cash                                            (2,875)                                       (2,875)
                                               ------------  ------------  ------------     -------------

Income (loss) applicable to common
  shareholders                                 $    (27,584) $      3,468  $    (17,372)    $     (41,488)
                                               ------------  ------------  ------------     -------------
                                               ------------  ------------  ------------     -------------

Pro forma loss per common and common equivalent share                                       $        (.32)
                                                                                            -------------
                                                                                            -------------
Weighted average common and common equivalent shares
   outstanding                                                                                128,502,847
                                                                                            -------------
                                                                                            -------------

               See notes to unaudited pro forma consolidated financial data.


                       K-III COMMUNICATIONS CORPORATION
                 UNAUDITED PRO FORMA STATEMENT OF CONSOLIDATED OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                 (dollars in thousands, except per share amount)


                                                         Historical
                                                 ---------------------------------------    Pro Forma        Pro Forma
                                                    K-III      Westcott (1)  Cahners (6)   Adjustments      Consolidated

Sales, net:
   Education                                   $    330,414  $     97,799  $             $                $     428,213
   Information                                      263,542                                                     263,542
   Media                                            452,373                      94,126                         546,499
                                               ------------  ------------  ------------  ------------     -------------
Total sales, net                                  1,046,329        97,799        94,126                       1,238,254

Operating costs and expenses:
   Cost of goods sold                               251,347        20,195        27,837         1,362 (2)       300,741
   Marketing and selling                            177,167        19,548        13,697           412 (2)       210,824
   Distribution, circulation and fulfillment        188,147        13,103        17,552                         218,802
   Editorial                                         73,703                       6,491                          80,194
   Other general expenses                           122,816         9,242         8,393          (212)(7)       140,239
   Corporate administrative expenses                 17,034                                                      17,034
   Depreciation and amortization of pre-
     publication costs, property and equipment       25,761         9,165                         212 (7)        35,138
   Provision for loss on the sales of
     businesses, net                                 35,447                                                      35,447
   Restructuring and other costs                     14,667                                                      14,667
   Amortization of intangible assets, excess
      of purchase price over net assets
      acquired and other                            166,515         2,819         2,076        71,852 (3)       243,262
                                               ------------  ------------  ------------  ------------     -------------
Operating income (loss)                             (26,275)       23,727        18,080       (73,626)          (58,094)

Other income(expense):
   Interest expense                                (105,384)         (121)                    (43,879)(4)      (149,384)
   Amortization of deferred financing and organi-
   zational costs                                    (3,135)                                                     (3,135)
   Other, net                                          (241)          591                                           350
                                               ------------  ------------  ------------  ------------     -------------
Income(loss) before income taxes                   (135,035)       24,197        18,080      (117,505)         (210,263)

Income tax benefit(provision)                        59,600        (9,616)                      9,616 (5)        59,600
                                               ------------  ------------  ------------  ------------     -------------
Net income (loss)                                   (75,435)       14,581        18,080      (107,889)         (150,663)

Preferred stock dividends:
     Non-cash                                       (17,478)                                                    (17,478)
     Cash                                           (11,500)                                                    (11,500)
                                               ------------  ------------  ------------  ------------     -------------
Income (loss) applicable to common
   shareholders                                $   (104,413) $     14,581  $     18,080  $   (107,889)    $    (179,641)
                                               ------------  ------------  ------------  ------------     -------------
                                               ------------  ------------  ------------  ------------     -------------

Pro forma loss per common and common equivalent share                                                     $       (1.56)
                                                                                                          -------------
                                                                                                          -------------

Weighted average common and common equivalent shares
   outstanding                                                                                              115,077,498
                                                                                                          -------------
                                                                                                          -------------




               See notes to unaudited pro forma consolidated financial data.



                                     K-III COMMUNICATIONS CORPORATION
                               UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                          AS OF MARCH 31, 1996
                                         (dollars in thousands)



                                                      Historical
                                              -------------------------   Pro Forma         Pro Forma
                                                 K-III      Westcott(1)  Adjustments       Consolidated

Assets
Current assets:
  Cash and cash equivalents                   $   32,222    $  17,208  $                    $   49,430
   Accounts receivable, net                      201,475       23,277          (745)(2)        224,007
   Inventories, net                               66,779        7,769        (3,205)(2)         71,343
   Net assets held for sale                        5,339                                         5,339
   Prepaid expenses and other                     28,063        8,112        (5,094)(2)         31,081
                                              ----------    ---------  ------------        -----------
   Total current assets                          333,878       56,366        (9,044)           381,200

Property and equipment, net                      109,370       32,049         1,020 (2)        142,439

Other intangible assets, net                     675,404        2,920       185,030 (8)        863,354

Excess of purchase price over net
   assets acquired, net                          731,802       20,069       167,882 (8)        919,753

Other non-current assets                         238,512       18,001       (11,472)(2)        245,041
                                              ----------    ---------  ------------        -----------
                                              $2,088,966    $ 129,405  $    333,416        $ 2,551,787
                                              ----------    ---------  ------------        -----------
                                              ----------    ---------  ------------        -----------

Liabilities and Shareholders' Equity
Current liabilities:
   Accounts payable                           $   73,245    $   1,462  $                   $    74,707
   Accrued interest payable                       23,449                                        23,449
   Accrued expenses and other                    125,405        8,260        16,572 (8)        150,237
   Deferred revenues                             135,125       11,527                          146,652
   Current maturities of long-term debt            6,000           10           (10)(9)          6,000
                                              ----------    ---------  ------------        -----------
   Total current liabilities                     363,224       21,259        16,562            401,045
                                              ----------    ---------  ------------        -----------
Long-term debt                                 1,169,037           14           (14)(9)      1,594,037
                                                                            425,000 (9)
                                              ----------    ---------  ------------        -----------
Other non-current liabilities                     33,038        3,092        (3,092)(10)        33,038
                                              ----------    ---------  ------------        -----------
$2.875 Senior Exchangeable Preferred Stock        98,060                                        98,060
                                              ----------    ---------  ------------        -----------
$11.625 Series B Exchangeable Preferred
   Stock                                         137,663                                       137,663
                                              ----------    ---------  ------------        -----------
$10.00 Series C Exchangeable Preferred Stock     193,807                                       193,807
                                              ----------    ---------  ------------        -----------
Common stock subject to redemption                25,340                                        25,340
                                              ----------    ---------  ------------        -----------
Shareholders' equity:
   Common stock                                    1,263          198          (198)(11)         1,263
   Additional paid-in capital                    752,017       74,089       (74,089)(11)       752,017
   Retained earnings(accumulated deficit)       (683,200)      30,909       (30,909)(11)      (683,200)
   Less treasury shares at cost; 45,920 shares                   (156)          156 (11)             -
   Cumulative foreign currency translation
      adjustments                                 (1,283)                                       (1,283)
                                              ----------    ---------  ------------        -----------
   Total shareholders' equity                     68,797      105,040      (105,040)            68,797
                                              ----------    ---------  ------------        -----------
                                              $2,088,966    $ 129,405  $    333,416        $ 2,551,787
                                              ----------    ---------  ------------        -----------
                                              ----------    ---------  ------------        -----------



               See notes to unaudited pro forma consolidated financial data.

                                                                              34
                        K-III COMMUNICATIONS CORPORATION
            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA



     (1) Represents Westcott's historical consolidated financial statements as of and for the three months ended March 31, 1996 and for the year ended December 31, 1995.

     (2) To adjust Westcott's accounting principles to the accounting principles used by K-III.

     (3) To adjust pro forma amortization expense for intangible assets and excess of purchase price over net assets acquired relating to the Westcott and Cahners acquisitions.

     (4) To adjust interest expense resulting from the increased level of borrowings needed to finance the Westcott and Cahners acquisitions at an assumed weighted average interest rate of 7.17% for the three months ended March 31, 1996 and 7.28% for the year ended December 31, 1995. The interest rates used represent the weighted average interest rates on similar borrowings for the same periods.

     (5)  To eliminate Westcott's historical income tax provisions.

     (6) Represents Cahners' historical financial statements for the year ended December 31, 1995.

     (7) To reclassify Cahners' depreciation expense from other general expenses to depreciation and amortization of prepublication costs, property and equipment.

     (8) To allocate the purchase price of Westcott based on the estimated fair values of the assets acquired and liabilities assumed. The allocation of the purchase price is subject to adjustment when additional information concerning asset and liability valuations is obtained.
          The final asset and liability fair values may differ from those set forth in the accompanying unaudited pro forma consolidated balance sheet; however, the changes are not expected to have a material effect on the consolidated financial position of K-III.

     (9) To eliminate the current and non-current portions of Westcott's historical long-term debt and record the additional borrowings used to finance the acquisition of Westcott.

     (10) To eliminate Westcott's historical deferred income taxes and minority interest liability.

     (11) To eliminate Westcott's historical common stock, additional paid-in capital, retained earnings and treasury stock.

                                   SIGNATURE
                                   ---------



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              K-III Communications Corporation
                              --------------------------------
                                        (Registrant)


Date: June 14, 1996          By: /s/ Beverly C. Chell
      --------------------     --------------------------------
                              Beverly C. Chell, Vice Chairman
                              and Secretary

                                  EXHIBIT INDEX
                                  -------------



Exhibit No.                                                      Page
- -----------                                                      ----


2    Agreement and Plan of Merger, dated
     as of April 22, 1996, by and among
     the Company, K-III Prime Corporation,
     Acquiror Sub and Westcott (incorporated
     by reference to Exhibit 10 to the
     Company's Quarterly Report on Form 10-Q
     for the quarter ended March 31, 1996).

23   Consent of Ernst & Young LLP.